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                                                                    EXHIBIT 4(j)


                          AGREEMENT AND NINTH AMENDMENT
                                       TO
                             COMPETITIVE ADVANCE AND
                       REVOLVING CREDIT FACILITY AGREEMENT


     THIS AGREEMENT AND NINTH AMENDMENT TO COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT (this "Amendment") dated as of December 1, 1999 is among SYSCO CORPORATION, a Delaware corporation (the "Company"), the banks listed on the signature pages hereof (the "Banks"), CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (formerly known as Texas Commerce Bank National Association), a national banking association, as agent for the Banks (in such capacity, the "Agent"), and THE CHASE MANHATTAN BANK, a New York banking corporation (successor to Chemical Bank), as auction administration agent (in such capacity, the "Auction Administration Agent").


                              PRELIMINARY STATEMENT


     The Company, the Banks, certain other banks, the Agent and the Auction Administration Agent have entered into a Competitive Advance and Revolving Credit Facility Agreement dated as of July 27, 1988, as modified by an Agreement and First Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of February 14, 1989, by an Agreement and Second Amendment to Competitive Advance and Revolving Credit Facility Agreement and Modification of Notes dated as of May 1, 1989, by an Agreement and Third Amendment to Competitive Advance and Revolving Credit Facility Agreement and Modification of Notes dated as of January 2, 1990, by an Agreement and Fourth Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of January 31, 1994, and by an


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Agreement and Fifth Amendment to Competitive Advance and Revolving Credit
Facility Agreement dated as of November 15, 1994, as amended and restated by a Sixth Amendment and Restatement of Competitive Advance and Revolving Credit Facility Agreement dated as of May 31, 1996, as further modified by an Agreement and Seventh Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of June 27, 1997, and as further modified by an Agreement and Eighth Amendment to Competitive Advance and Revolving Credit Facility Agreement dated as of June 22, 1998 (said Competitive Advance and Revolving Credit Facility Agreement as so modified, amended and restated and further modified being the "Credit Agreement"). All capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement. The Company, the Banks, the Agent and the Auction Administration Agent have agreed, upon the terms and conditions specified herein, to amend the Credit Agreement as hereinafter set forth:

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Company, the Banks, the Agent and the Auction Administration Agent hereby agree as follows:

          SECTION 1. Amendments to Section 1.01 of the Credit Agreement. Certain definitions contained in Section 1.01 of the Credit Agreement are hereby amended as follows:

               (a) The definition of the term"Subsidiary" is amended in its entirety to read as follows:

               "`Subsidiary' means, with respect to any Person (the `parent') at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of


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          the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent. In the foregoing sentence the term `controlled' refers to the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.".

               (b) The definition of the term "Wholly-Owned Consolidated Subsidiary" is hereby amended in its entirety to read as follows:

                    "`Wholly-Owned Consolidated Subsidiary' means a Consolidated Subsidiary, all of the outstanding capital stock, member interests, partner interests or other ownership interests in which, other than directors' qualifying shares, are at the time owned by the Company, by any one or more other Wholly-Owned Consolidated Subsidiaries, or by the Company and any one or more Wholly-Owned Consolidated Subsidiaries.".

          SECTION 2. Amendments to Section 4.18(c) of the Credit Agreement.
Section 4.18(c) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(c) Neither the Company nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan which would exceed in the aggregate 4% of Net Worth.".


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          SECTION 3. Amendments to Section 5.01(i)(iii) of the Credit Agreement.
Section 5.01(i)(iii) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(iii) The Company will furnish to the Agent (i) if requested by any Bank through the Agent, promptly after the filing thereof with the Internal Revenue Service copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each PBGC Plan; (ii) promptly after becoming aware of the occurrence of any material Termination Event in connection with any PBGC Plan, a written notice signed by the President or Financial Officer of the Company specifying the nature thereof and any action the Company or appropriate ERISA Affiliate proposes to take with respect thereto; (iii) promptly and in any event within five Business Days after receipt thereof by the Company or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Company or any such ERISA Affiliate of the PBGC's intention to terminate any PBGC Plan or to have a trustee appointed under Section 4042(b) of ERISA to administer any PBGC Plan; (iv) promptly a written notice in the event there is either a failure of the Company or an ERISA Affiliate to comply with the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA or an application for a waiver from either or both of such standards is requested or received by the Company or an ERISA Affiliate with respect to a PBGC Plan and in either event the failure to comply or the application or grant of waiver is with respect to a material amount; and (v) promptly and in any event within five Business Days after receipt thereof by the Company or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Company or any ERISA Affiliate concerning the imposition and the amount of withdrawal liability upon the


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     Company or an ERISA Affiliate by a Multiemployer Plan pursuant to Section
     4202 of ERISA. The Company will comply in all material respects with all applicable provisions of ERISA, the violation of which would, in the reasonable judgment of the Majority Banks, give rise to a material liability of the Company, and notice of which violation has been given by the Agent to the Company. For purposes of this Section 5.01(i)(iii), an obligation or liability shall be considered material if it equals or exceeds $4,000,000;".

          SECTION 4. Amendment to Section 5.02(a)(xi) of the Credit Agreement.
Section 5.02(a)(xi) of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(xi) a Lien on the Company's headquarters building located at 1390 Enclave Parkway, Houston, Texas to secure Indebtedness;".

          SECTION 5. Amendments to Section 6.01 of the Credit Agreement. Section
6.01 of the Credit Agreement is hereby amended

          (a) by amending paragraph (e) thereof in its entirety to read as follows:

          "(e) The Company or any Subsidiary shall (i) default in the payment of any Indebtedness (excluding Indebtedness evidenced by the Notes) of the Company or such Subsidiary (as the case may be), or any interest or premium thereon, when due whether by acceleration or otherwise, beyond any period of grace provided with respect thereto, or (ii) default in the performance or observance of any obligation or condition with respect to such other Indebtedness if the effect of such default results in the holder of such other Indebtedness accelerating the maturity of such other Indebtedness and the Company or such Subsidiary fails to pay such Indebtedness within five Business Days after such acceleration, if, in the case of any defaults described in clauses (i) and (ii) of this Section 6.01(e), the


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     aggregate principal amount of all such Indebtedness for which all such defaults shall have occurred and be continuing exceeds $25,000,000; or";

          (b) by amending paragraph (j) thereof in its entirety to read as follows:

          "(j) A final judgment or judgments for the payment of money shall be rendered by a court or courts against the Company or any Significant Subsidiary in excess of $25,000,000 in the aggregate and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or such Significant Subsidiary, as the case may be, shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or"; and

          (c) by amending paragraph (k) thereof in its entirety to read as follows:

          "(k) (i) The Company or any ERISA Affiliate or any of its agents or representatives shall engage in any `prohibited transaction' (as defined in Section 406 of ERISA or Section 4975 of the Code) which can be expected to result in a material liability to the Company or any ERISA Affiliate, (ii) any material `accumulated funding deficiency' (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, shall exist with respect to any PBGC Plan, if in the reasonable judgment of the Majority Banks, such accumulated funding deficiency would give rise to a material liability of the Company or any ERISA Affiliate, (iii) the Company or any ERISA Affiliate shall apply for or be granted a funding waiver under
     Section 302 of ERISA or Section 412 of the Code, which waiver or request for waiver is for a material amount, (iv) a `reportable event' (other


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     than a reportable event not subject to the provision for thirty-day notice to the PBGC under applicable PBGC regulations) shall occur with respect to any PBGC Plan, which reportable event is, in the reasonable opinion of the Majority Banks, likely to result in the termination of such PBGC Plan for purposes of Title IV of ERISA and to give rise to a material liability of the Company or any ERISA Affiliate, (v) proceedings shall commence to have a trustee appointed or a trustee shall be appointed to terminate or administer a PBGC Plan under Section 4042(b) of ERISA which proceeding is, in the reasonable opinion of the Majority Banks, likely to result in the termination of such PBGC Plan and to give rise to a material liability of the Company or any ERISA Affiliate with respect to such termination, (vi) a notice of intent to terminate a PBGC Plan under Section 4041(c) is filed with the PBGC if such termination would give rise to a material liability of the Company or any ERISA Affiliate, (vii) any Multiemployer Plan is in reorganization or is insolvent and the circumstances are such that, in the reasonable opinion of the Majority Banks, there could be a material liability incurred by or imposed upon the Company or any ERISA Affiliate,
     (viii) there is a complete or partial withdrawal from a Multiemployer Plan under circumstances that, in the reasonable opinion of the Majority Banks, would likely subject the Company or any ERISA Affiliate to a material liability, or (ix) any event or condition described in (i) through (viii) above (determined without regard to whether the event or condition taken alone would or could result in a material liability) shall occur or exist with respect to a PBGC Plan or Multiemployer Plan which individually or in combination with one or more of any events described in (i) through (viii) above (determined without regard to whether the event or condition taken alone would or could result in a material liability), if any, in the


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     reasonable opinion of the Majority Banks would likely, subject the Company or any ERISA Affiliate to any material tax, penalty or other liability (for purposes of this Section 6.01(k) , an obligation or liability shall be considered material if it equals or exceeds $20,000,000);".

          SECTION 6. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the following conditions shall have been fulfilled:

          (a) the Company, the Agent, the Auction Administration Agent and Banks together constituting the Majority Banks shall have executed a counterpart hereof and delivered the same to the Agent or, in the case of any such Bank as to which an executed counterpart hereof shall not have been so delivered, the Agent shall have received written confirmation by telecopy or other similar writing from such Bank of execution of a counterpart hereof by such Bank; and

          (b) the Agent shall have received from the Company a certificate of the Secretary or Assistant Secretary of the Company certifying that attached thereto is (i) a true and complete copy of the general borrowing resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Credit Agreement, as amended hereby, and (ii) the incumbency and specimen signature of each officer of the Company executing this Amendment.

          SECTION 7. Representations and Warranties True; No Default or Event of Default. The Company hereby represents and warrants to the Agent, the Auction Administration Agent and the Banks that after giving effect to the execution and delivery of this Amendment (a) the representations and warranties set forth in the Credit Agreement (as modified hereby) are true and correct on the date hereof as though made on and as of such date; provided, however, that for purposes of this clause (a), Schedule II as used in Section 4.02 of the Credit Agreement shall


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be deemed to include any supplements to such Schedule delivered to the Agent and the Banks by the Company prior to the date of this Amendment and (b) neither any Default nor Event of Default has occurred and is continuing as of the date hereof.

          SECTION 8. Reference to the Credit Agreement and Effect on the Notes and Other Documents Executed Pursuant to the Credit Agreement.

          (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement," "hereunder," "herein," "hereof" or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby.

          (b) Upon the effectiveness of this Amendment, each reference in the Notes and the other documents and agreements delivered or to be delivered pursuant to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby.

          (c) The Credit Agreement and the Notes and other documents and agreements delivered pursuant to the Credit Agreement, and modified by the amendments referred to above, shall remain in full force and effect and are hereby ratified and confirmed.

          SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          SECTION 10. GOVERNING LAW; BINDING EFFECT. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW AND SHALL BE BINDING UPON THE COMPANY, THE AGENT, THE AUCTION ADMINISTRATION AGENT AND THE BANKS AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.


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          SECTION 11. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          SECTION 12. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED HEREBY, THE NOTES AND THE LETTER AGREEMENTS REFERRED TO IN SECTIONS 2.05(b) AND 2.05(c) OF THE CREDIT AGREEMENT CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION
26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed effective as of the date first stated herein, by their respective officers thereunto duly authorized.

                                       SYSCO  CORPORATION



                                       By: /s/ DIANE DAY SANDERS
                                          --------------------------------------
                                       Name: Diane Day Sanders
                                       Title: Vice President & Treasurer




                                       CHASE BANK OF TEXAS, NATIONAL
                                       ASSOCIATION
                                       (FORMERLY KNOWN AS TEXAS COMMERCE BANK
                                       NATIONAL ASSOCIATION),
                                       INDIVIDUALLY AND AS AGENT



                                       By: /s/ MICHAEL ONDRUCH
                                          --------------------------------------
                                       Name: Michael Ondruch
                                       Title: Vice President


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                                       THE CHASE MANHATTAN BANK
                                       (SUCCESSOR TO CHEMICAL BANK), AS AUCTION
                                       ADMINISTRATION AGENT



                                       By: /s/ CHRISTOPHER CONSOMER
                                          --------------------------------------
                                       Name: Christopher Consomer
                                       Title: Assistant Vice President


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                                       BANK OF AMERICA, NATIONAL
                                       ASSOCIATION
                                       (FORMERLY KNOWN AS CONTINENTAL BANK N.A.)



                                       By: /s/ LYNN DERNING
                                          --------------------------------------
                                       Name:   Lynn Derning
                                       Title:  Principal


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                                       FIRST UNION NATIONAL BANK



                                       By: /s/ WILLIAM F. FOX
                                          --------------------------------------
                                       Name: William F. Fox
                                       Title: Vice President


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                                       WACHOVIA BANK OF GEORGIA,
                                       NATIONAL ASSOCIATION



                                       By: /s/ JESSICA S. WRIGHT
                                          --------------------------------------
                                       Name: Jessica S. Wright
                                       Title: Vice President


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                                       THE TORONTO-DOMINION BANK



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


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                                       UBS AG, STAMFORD BRANCH



                                       By: /s/ WILFRED SAINT
                                          --------------------------------------
                                       Name: Wilfred Saint
                                       Title: Associate Director
                                              Loan Portfolio Support, US


                                       By: /s/ ROBERT H. RILEY III
                                          --------------------------------------
                                       Name: Robert H. Riley III
                                       Title: Executive Director


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                                       WELLS FARGO BANK (TEXAS),
                                       NATIONAL ASSOCIATION



                                       By: /s/ SUSAN HAUFSCHILD
                                          --------------------------------------
                                       Name:   Susan Haufschild
                                       Title:  Vice President


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